CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the Resource Real Estate Diversified Income Fund and to the use of our report dated December 28, 2012 on the statement of assets and liabilities and the related statement of operations as of December 21, 2012 of the Resource Real Estate Diversified Income Fund. Such financial statements appear in the Fund's Statement of Additional Information.

 BBD, LLP

Philadelphia, Pennsylvania

March 6, 2013